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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 16, 2002


                           SOUTHERN ENERGY HOMES, INC.
             (Exact name of registrant as specified in its Charter)



           Delaware                   0-21204                  63-1083246
   (State of Incorporation)   (Commission File Number)   (IRS Employer I.D. No.)



                        144 Corporate Way, P. O. Box 390
                             Addison, Alabama 35540
                    (Address of principal executive offices)


                                 (256) 747-8589
                         (Registrant's telephone number)


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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


         On April 16, 2002, the Board of Directors of Southern Energy Homes, Inc. (the "Company"), upon the recommendation of its Audit Committee, determined not to renew the engagement of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants, and on April 17, 2002 engaged Ernst & Young LLP ("Ernst & Young") to serve as the Company's independent public accountants for the fiscal year ending January 3, 2003.

         Arthur Andersen's reports on the Company's consolidated financial statements for each of the fiscal years ended December 28, 2001 and December 29, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 28, 2001 and December 29, 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K during the period mentioned in the prior sentence.

         The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen's letter, dated April 16, 2002, stating its agreement with such statements. During the fiscal years ended December 28, 2001 and December 29, 2000 and through the date hereof, the Company did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.


Exhibits.

Exhibit 16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated April 16, 2002.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: April 18, 2002                       By: /s/ KEITH W. BROWN
                                               ------------------------
                                                Keith W. Brown
                                                Chief Financial Officer


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